EXHIBIT 32
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                      Statement of Chief Executive Officer
                           And Chief Financial Officer
               Pursuant to Section 1350 of Chapter 63 of Title 18
                  of the United States Code Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


     Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Joseph Mazin, the Chairman of the Board and Chief Executive Officer, and Chief Financial Officer of The Flamemaster Corporation, a Nevada corporation (the "Company"), hereby certifies that:

     1) The Company's Form 10-KSB for fiscal year ending September 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

     2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  December 17, 2004                     /s/ JOSEPH MAZIN
                                             --------------------------
                                             Chairman of the Board and
                                             Chief Executive Officer and
                                             Chief Financial Officer